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Exhibit 23.2

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 27, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders, which is incorporated by reference in Bausch and Lomb Incorporated's Annual Report on Form 10-K for the year ended December 28, 2002. We also consent to the incorporation by reference of our report dated January 27, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP
Rochester, NY December 22, 2003

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  Exhibit 23.2
Consent of Independent Accountants